UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 23, 2008 (December 19, 2008)
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Term Loan Agreement
     On December 19, 2008, in connection with the consummation of the transactions contemplated by the Contribution Agreement (the “Contribution Agreement”), dated November 11, 2008, among Western Gas Resources, Inc. (“WGR”), WGR Asset Holding Company LLC, WGR Holdings, LLC (“WGR Holdings”), Western Gas Holdings, LLC (the “General Partner”), Western Gas Partners, LP (the “Partnership”), Western Gas Operating, LLC (“Western Gas Operating”) and WGR Operating, LP, the Partnership entered into a Term Loan Agreement (the “Term Loan Agreement”) with Anadarko Petroleum Corporation (“Anadarko”) under which Anadarko loaned $175,000,000 to the Partnership to fund a portion of the Partnership’s acquisition of certain assets pursuant to the Contribution Agreement, as described further under Item 2.01 below. The borrowing under the Term Loan Agreement has a maturity of five years and will bear interest at a rate of 4% through the period ending on December 1, 2010. Following that date, interest will be assessed at a floating rate, equivalent to the LIBO Rate (defined in the Term Loan Agreement) plus 150 basis points. The Partnership has the option to repay the loan (plus accrued and unpaid interest) in whole or in part commencing upon the second anniversary of the date of the Term Loan Agreement. The terms of the Term Loan Agreement provide that amounts due are non-recourse to the General Partner and limited partners of the Partnership. The Term Loan Agreement contains customary events of default, including (i) nonpayment of principal when due or nonpayment of interest or other amounts within three business days of when due; (ii) bankruptcy or insolvency with respect to the Partnership; or (iii) a change of control. All amounts due by the Partnership under the Term Loan Agreement are unconditionally and irrevocably guaranteed by WGR. All of the parties to the Contribution Agreement and the Term Loan Agreement are affiliates of Anadarko.
     The foregoing description of the Term Loan Agreement is incomplete and is qualified in its entirety by reference to the full and complete terms of the Term Loan Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Omnibus Agreement Amendment
     On December 19, 2008, in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership entered into an amendment (the “Omnibus Agreement Amendment”) to the Omnibus Agreement dated May 14, 2008 among the Partnership, the General Partner, and Anadarko. The Omnibus Agreement Amendment increases the limit on the amount of general and administrative expenses required to be reimbursed by the General Partner, the Partnership and certain of the Partnership’s subsidiaries to Anadarko from $6.0 million annually to $6.65 million annually. This increase is attributable to the increase in services to be provided by Anadarko to the Partnership as a result of the Partnership’s acquisition of assets pursuant to the Contribution Agreement.
     The foregoing description is incomplete and is qualified in its entirety by reference to the full text of the Omnibus Agreement Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 19, 2008, pursuant to the terms and conditions of the Contribution Agreement, the Partnership completed its previously announced acquisition of certain midstream assets from certain affiliates of Anadarko (the “Acquisition”), consisting of (i) a 100% interest in the Hilight System, (ii) a 50% interest in the Newcastle System, and (iii) a 14.81% limited liability company membership interest in Fort Union Gas Gathering, L.L.C. for aggregate consideration of $210,000,000, consisting of $175,000,000 in cash (the “Cash Consideration”), which the Partnership financed through the Term Loan Agreement described in Item 1.01, and 2,556,891 common units of the Partnership (the “Common Units”). The acquired assets provide a combination of gathering, treating and processing services in the Powder River Basin of Wyoming. All of the parties to the Contribution Agreement are affiliates of Anadarko.
Item 2.03 Creation of a Direct Financial Obligation.
     The information set forth under Item 1.01 above with respect to the Term Loan Agreement is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     As part of the consideration for the Acquisition described in Item 2.01, the Partnership issued 2,556,891 Common Units on December 19, 2008 to WGR Holdings. In addition, the Partnership issued 52,181 general partner units (the “General Partner Units”) on December 19, 2008 to the General Partner in order to allow the General Partner to maintain its 2% general partner interest in the

Partnership after contribution by the General Partner of its 2% undivided interest in the midstream assets discussed in Item 2.01 above. The Common Units and the General Partner Units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On December 19, 2008, the General Partner’s Board of Directors approved an amended and restated Western Gas Holdings, LLC Equity Incentive Plan. The amendments to the Plan are intended to conform the Plan with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The amended and restated Plan bifurcates the incentive unit awards originally granted into unit appreciation rights and unit value rights, which have vesting events similar to the prior incentive unit awards. The unit appreciation rights may be exercised at any time after vesting and prior to the tenth anniversary of the grant date. The unit value rights entitle the participant to a cash distribution with respect to the portion of the unit value rights that has vested and is payable no later than March 15th of the year following the year in which a right to payment with respect to the unit value right arises. The payment events related to these awards were modified to comply with the short-term deferral exception under Section 409A. The amended and restated Plan also modifies the distribution equivalent rights (“DERs”) to qualify under the short-term deferral exception under Section 409A. In general, these changes do not affect the scope or amount of benefits a participant is eligible to receive under the Plan.
     The form of Award Agreement under the Plan was also amended (“Amended Award Agreement”) by the Board of Directors of the General Partner on December 19, 2008 to reflect the requirements of Section 409A and to conform to the amended and restated. Plan.
     The foregoing description of the Plan Amendment is incomplete and is qualified in its entirety by reference to the full and complete terms of the Plan Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.3. A copy of the Amended Award Agreement is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated into this Item 5.02 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 19, 2008 and in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership amended the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”). The Amendment permits the Partnership to make a special one-time cash distribution to WGR Holdings (without a corresponding distribution to the General Partner or the limited partners of the Partnership) in an amount equal to the Cash Consideration. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
     The company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
     (d) Exhibits

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP dated December 19, 2008.

10.1	Term Loan Agreement due 2013 dated as of December 19, 2008 by and between Anadarko Petroleum Corporation and Western Gas Partners, LP.

10.2	Amendment No. 1 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of December 19, 2008.

10.3	Amended and Restated Western Gas Holdings, LLC Equity Incentive Plan.

10.4	Form of Amended and Restated Award Agreement under Western Gas Holdings, LLC Equity Incentive Plan.

99.1	Western Gas Partners, LP Press Release, dated December 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
	By:	Western Gas Holdings, LLC, its general partner

Dated: December 23, 2008	By:	/s/ Robert G. Gwin
Robert G. Gwin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP dated December 19, 2008.

10.1	Term Loan Agreement due 2013 dated as of December 19, 2008 by and between Anadarko Petroleum Corporation and Western Gas Partners, LP.

10.2	Amendment No. 1 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of December 19, 2008.

10.3	Amended and Restated Western Gas Holdings, LLC Equity Incentive Plan.

10.4	Form of Amended and Restated Award Agreement under Western Gas Holdings, LLC Equity Incentive Plan.

99.1	Western Gas Partners, LP Press Release, dated December 22, 2008.